News Release
Trustmark Announces 2006 Financial Results

Jackson, Miss. - January 16, 2007 - Trustmark Corporation (NASDAQ:TRMK) announced net income of $29.4 million in the fourth quarter of 2006, which represented basic earnings per share of $0.50. Trustmark’s fourth quarter net income produced a return on average tangible shareholders’ equity of 21.22% and a return on average assets of 1.32%. For the year ended December 31, 2006, Trustmark’s net income totaled $119.3 million, which represented basic earnings per share of $2.11. Trustmark’s performance in 2006 resulted in a return on average tangible shareholders’ equity of 20.78% and a return on average assets of 1.42%. Highlights include:

●	Average total loans in the fourth quarter of 2006 increased $638.6 million, or 10.6%, compared to figures one year earlier
●	Average total deposits in the fourth quarter of 2006 increased $1.1 billion, or 18.2%, compared to figures one year earlier
●	Seven new banking centers opened during the year with plans to open an additional 8 to 12 banking centers in higher growth markets within the next 24 months

Richard G. Hickson, Chairman and CEO, stated, “Trustmark continued to advance its strategic initiatives during 2006 as evidenced by our successful merger with and integration of Houston’s Republic Bancshares of Texas, as well as the opening of seven new banking centers within the higher growth markets of our four-state franchise. Building new customer relationships and strengthening relationships with existing customers have allowed Trustmark to post solid gains across its financial services businesses. Average total loans during the fourth quarter of 2006 increased $638.6 million, or 10.6%, relative to the comparable period one year earlier. Our loan portfolio continues to be well diversified geographically, as well as by loan type.

“Solid credit quality continues to be a hallmark of the organization. Nonperforming assets were $38.9 million at December 31, 2006 and the allowance coverage for nonperforming loans was 198%. Net charge-offs represented 0.06% of average loans during 2006.

“Trustmark’s losses related to Hurricane Katrina have not been as great as originally anticipated. We have updated our estimates for probable losses resulting from Hurricane Katrina and reduced the allowance for loan losses and mortgage related charges, which increased net income during the fourth quarter of 2006 by $1.1 million, or $0.019 per share. At December 31, 2006, Trustmark maintained specific Hurricane Katrina allocations in its allowance for loan losses of $2.0 million,” said Hickson.

“We are pleased with the growth and composition of our deposit base. When compared to figures one year earlier, average deposits in the fourth quarter of 2006 increased $1.1 billion, or 18.2%. This growth was broad-based with increases noted across Trustmark’s franchise. Average noninterest-bearing deposits during the fourth quarter of 2006 increased $111.4 million, or 7.9%, while interest-bearing deposits rose $967.5 million, or 21.5%, when compared to figures one year earlier. During the fourth quarter of 2006, average noninterest-bearing deposits represented 21.8% of Trustmark’s total deposit base,” said Hickson.

“In addition to the growth of our general banking franchise, we have noted significant accomplishments in our other financial services businesses. During 2006, insurance agency revenue increased to $33.9 million while revenue from our wealth management businesses increased to $27.2 million. Collectively, revenue from our insurance agencies and wealth management businesses totaled $61.1 million and represented approximately 13.8% of Trustmark’s total revenue in 2006,” said Hickson.

“Revenue generation and expense management remain key areas of focus at Trustmark. We continued to make investments to support additional revenue growth and profitability as well as to reallocate resources to areas with additional growth potential. Our initiative to build banking centers in high-growth markets within our franchise continues to gain momentum. During the year, we opened a total of seven banking centers in the Houston, Jackson, Memphis and Mississippi Gulf Coast markets. We also closed five offices where growth opportunities were limited, reallocating resources to new offices. We also anticipate opening 8 to 12 additional banking centers within the next 24 months. These actions reflect our commitment to build long-term value for our shareholders,” said Hickson.

“During the year, we undertook a number of initiatives designed to improve the risk profile of the Corporation. As the relatively flat yield curve diminished the profitability of holding longer-term investment securities, we continued to reduce our investment securities portfolio as well as balances of higher-cost funding sources. At December 31, 2006, our investment securities portfolio comprised 12.3% of total assets and had an average duration of approximately 2 years. As a consequence of reducing our investment portfolio and maintaining a historically short duration, our spread has been constrained as investment yields remain low. As such, we have foregone current earnings in an effort to enhance the interest rate risk profile of the organization. The decline in the investment securities portfolio, coupled with significant loan growth, has resulted in a richer mix of earning assets and a stable net interest margin of 3.84% in 2006.

“We also enhanced the mix of the Corporation’s capital with the issuance of trust preferred securities and subordinated debt during 2006. The addition of these securities has provided Trustmark with a cost effective manner in which to manage capital and enhance financial flexibility,” said Hickson.

ADDITIONAL INFORMATION

As previously announced, Trustmark will host a conference call with analysts on Wednesday, January 17 at 10:00 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (800) 811-8845, passcode 4787634 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, January 24 in archived format at the same web address or by calling (888) 203-1112, passcode 4787634.

Trustmark is a financial services company providing banking and financial solutions through over 150 offices and 2,700 associates in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this document are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

These risks could cause actual results to differ materially from current expectations of Management and include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, material changes in market interest rates, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in existing regulations or the adoption of new regulations, natural disasters, acts of war or terrorism, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of Trustmark's borrowers, the ability to control expenses, changes in Trustmark's compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business and other risks described in Trustmark Corporation's filings with the Securities and Exchange Commission.

Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Contacts:

Investors:	Media:
Joseph Rein	Gray Wiggers
First Vice President	Senior Vice President
601-208-6898	601-208-5942

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2006 ($ in thousands) (unaudited)

	Quarter Ended December 31,
AVERAGE BALANCES	2006	2005	$ Change	% Change
Securities AFS-taxable	$787,354	$1,051,481	$(264,127)	-25.1%
Securities AFS-nontaxable	56,367	61,777	(5,410)	-8.8%
Securities HTM-taxable	197,633	203,545	(5,912)	-2.9%
Securities HTM-nontaxable	93,549	92,105	1,444	1.6%
Total securities	1,134,903	1,408,908	(274,005)	-19.4%
Loans	6,639,346	6,000,786	638,560	10.6%
Fed funds sold and rev repos	22,559	28,324	(5,765)	-20.4%
Total earning assets	7,796,808	7,438,018	358,790	4.8%
Allowance for loan losses	(75,336)	(76,230)	894	-1.2%
Cash and due from banks	334,008	339,944	(5,936)	-1.7%
Other assets	769,964	537,572	232,392	43.2%
Total assets	$8,825,444	$8,239,304	$586,140	7.1%

Interest-bearing demand deposits	$1,215,676	$823,025	$392,651	47.7%
Savings deposits	1,639,028	1,470,637	168,391	11.5%
Time deposits less than $100,000	1,623,573	1,411,691	211,882	15.0%
Time deposits of $100,000 or more	993,324	798,707	194,617	24.4%
Total interest-bearing deposits	5,471,601	4,504,060	967,541	21.5%
Fed funds purchased and repos	402,057	602,829	(200,772)	-33.3%
Short-term borrowings	308,299	757,148	(448,849)	-59.3%
Long-term FHLB advances	-	105,778	(105,778)	n/m
Subordinated notes	10,259	-	10,259	n/m
Junior subordinated debt securities	70,104	-	70,104	n/m
Total interest-bearing liabilities	6,262,320	5,969,815	292,505	4.9%
Noninterest-bearing deposits	1,528,891	1,417,500	111,391	7.9%
Other liabilities	139,544	112,876	26,668	23.6%
Shareholders' equity	894,689	739,113	155,576	21.0%
Total liabilities and equity	$8,825,444	$8,239,304	$586,140	7.1%

n/m - not meaningful

	Year-to-date December 31,
AVERAGE BALANCES	2006	2005	$ Change	% Change
Securities AFS-taxable	$882,935	$1,268,472	$(385,537)	-30.4%
Securities AFS-nontaxable	57,720	62,970	(5,250)	-8.3%
Securities HTM-taxable	200,501	188,133	12,368	6.6%
Securities HTM-nontaxable	93,439	91,592	1,847	2.0%
Total securities	1,234,595	1,611,167	(376,572)	-23.4%
Loans	6,277,162	5,770,178	506,984	8.8%
Fed funds sold and rev repos	26,004	31,399	(5,395)	-17.2%
Total earning assets	7,537,761	7,412,744	125,017	1.7%
Allowance for loan losses	(74,924)	(68,395)	(6,529)	9.5%
Cash and due from banks	327,320	336,238	(8,918)	-2.7%
Other assets	637,331	525,896	111,435	21.2%
Total assets	$8,427,488	$8,206,483	$221,005	2.7%

Interest-bearing demand deposits	$1,003,649	$1,088,107	$(84,458)	-7.8%
Savings deposits	1,677,921	1,262,059	415,862	33.0%
Time deposits less than $100,000	1,505,213	1,338,821	166,392	12.4%
Time deposits of $100,000 or more	862,050	653,537	208,513	31.9%
Total interest-bearing deposits	5,048,833	4,342,524	706,309	16.3%
Fed funds purchased and repos	471,386	668,389	(197,003)	-29.5%
Short-term borrowings	520,942	892,570	(371,628)	-41.6%
Long-term FHLB advances	2,825	159,103	(156,278)	-98.2%
Subordinated notes	2,586	-	2,586	n/m
Junior subordinated debt securities	25,895	-	25,895	n/m
Total interest-bearing liabilities	6,072,467	6,062,586	9,881	0.2%
Noninterest-bearing deposits	1,417,470	1,310,597	106,873	8.2%
Other liabilities	136,674	90,353	46,321	51.3%
Shareholders' equity	800,877	742,947	57,930	7.8%
Total liabilities and equity	$8,427,488	$8,206,483	$221,005	2.7%

n/m - not meaningful

	December 31,
PERIOD END BALANCES	2006	2005	$ Change	% Change
Securities available for sale	$792,291	$1,041,754	$(249,463)	-23.9%
Securities held to maturity	292,243	294,902	(2,659)	-0.9%
Total securities	1,084,534	1,336,656	(252,122)	-18.9%
Loans held for sale	95,375	146,936	(51,561)	-35.1%
Loans	6,541,875	5,893,439	648,436	11.0%
Fed funds sold and rev repos	27,259	130,115	(102,856)	-79.1%
Total earning assets	7,749,043	7,507,146	241,897	3.2%
Allowance for loan losses	(72,098)	(76,691)	4,593	-6.0%
Cash and due from banks	392,083	387,930	4,153	1.1%
Mortgage servicing rights	69,272	58,424	10,848	18.6%
Goodwill	290,363	137,368	152,995	111.4%
Identifiable intangible assets	32,960	28,703	4,257	14.8%
Other assets	379,347	346,870	32,477	9.4%
Total assets	$8,840,970	$8,389,750	$451,220	5.4%

Noninterest-bearing deposits	$1,574,769	$1,556,142	$18,627	1.2%
Interest-bearing deposits	5,401,395	4,726,672	674,723	14.3%
Total deposits	6,976,164	6,282,814	693,350	11.0%
Fed funds purchased and repos	470,434	492,853	(22,419)	-4.5%
Short-term borrowings	271,067	775,402	(504,335)	-65.0%
Long-term FHLB advances	-	5,726	(5,726)	n/m
Subordinated notes	49,677	-	49,677	n/m
Junior subordinated debt securities	70,104	-	70,104	n/m
Other liabilities	112,189	91,492	20,697	22.6%
Total liabilities	7,949,635	7,648,287	301,348	3.9%
Common stock	12,226	11,620	606	5.2%
Surplus	158,856	65,374	93,482	143.0%
Retained earnings	740,870	677,781	63,089	9.3%
Accum other comprehensive
loss, net of tax	(20,617)	(13,312)	(7,305)	n/m
Total shareholders' equity	891,335	741,463	149,872	20.2%
Total liabilities and equity	$8,840,970	$8,389,750	$451,220	5.4%

Total interest-bearing liabilities	$6,262,677	$6,000,653	$262,024	4.4%

n/m - not meaningful

	Quarter Ended December 31,
INCOME STATEMENTS	2006	2005	$ Change	% Change
Interest and fees on loans-FTE	$119,900	$97,569	$22,331	22.9%
Interest on securities-taxable	9,950	13,483	(3,533)	-26.2%
Interest on securities-tax exempt-FTE	2,699	2,843	(144)	-5.1%
Interest on fed funds sold and rev repos	309	291	18	6.2%
Other interest income	160	73	87	119.2%
Total interest income-FTE	133,018	114,259	18,759	16.4%
Interest on deposits	48,615	25,851	22,764	88.1%
Interest on fed funds pch and repos	4,528	5,445	(917)	-16.8%
Other interest expense	5,555	9,657	(4,102)	-42.5%
Total interest expense	58,698	40,953	17,745	43.3%
Net interest income-FTE	74,320	73,306	1,014	1.4%
Provision for loan losses	(909)	3,189	(4,098)	n/m
Net interest income after provision-FTE	75,229	70,117	5,112	7.3%
Service charges on deposit accounts	13,855	12,069	1,786	14.8%
Insurance commissions	7,869	7,480	389	5.2%
Wealth management	5,937	5,629	308	5.5%
General banking - other	6,534	5,573	961	17.2%
Mortgage banking, net	2,549	1,950	599	30.7%
Other, net	2,216	1,342	874	65.1%
Nonint inc-excl sec gains (losses)	38,960	34,043	4,917	14.4%
Security gains (losses)	27	365	(338)	-92.6%
Total noninterest income	38,987	34,408	4,579	13.3%
Salaries and employee benefits	40,515	37,405	3,110	8.3%
Services and fees	9,676	8,672	1,004	11.6%
Net occupancy-premises	4,687	3,972	715	18.0%
Equipment expense	3,936	3,719	217	5.8%
Other expense	8,577	7,126	1,451	20.4%
Total noninterest expense	67,391	60,894	6,497	10.7%
Income before income taxes	46,825	43,631	3,194	7.3%
Tax equivalent adjustment	2,238	2,170	68	3.1%
Income taxes	15,168	13,718	1,450	10.6%
Net income	$29,419	$27,743	$1,676	6.0%

Earnings per share
Basic	$0.50	$0.50	$-	0.0%

Diluted	$0.50	$0.50	$-	0.0%

Weighted average shares outstanding
Basic	58,644,851	55,823,191		5.1%

Diluted	59,062,050	55,950,917		5.6%

Period end shares outstanding	58,676,586	55,771,459		5.2%

Dividends per share	$0.2200	$0.2100		4.8%

n/m - not meaningful

	Year-to-date December 31,
INCOME STATEMENTS	2006	2005	$ Change	% Change
Interest and fees on loans-FTE	$435,247	$354,843	$80,404	22.7%
Interest on securities-taxable	43,539	56,568	(13,029)	-23.0%
Interest on securities-tax exempt-FTE	11,034	11,469	(435)	-3.8%
Interest on fed funds sold and rev repos	1,327	994	333	33.5%
Other interest income	267	130	137	105.4%
Total interest income-FTE	491,414	424,004	67,410	15.9%
Interest on deposits	153,840	81,960	71,880	87.7%
Interest on fed funds pch and repos	20,228	19,138	1,090	5.7%
Other interest expense	28,107	38,158	(10,051)	-26.3%
Total interest expense	202,175	139,256	62,919	45.2%
Net interest income-FTE	289,239	284,748	4,491	1.6%
Provision for loan losses	(5,938)	19,541	(25,479)	n/m
Net interest income after provision-FTE	295,177	265,207	29,970	11.3%
Service charges on deposit accounts	53,212	51,019	2,193	4.3%
Insurance commissions	33,871	33,006	865	2.6%
Wealth management	23,183	21,579	1,604	7.4%
General banking - other	22,867	20,835	2,032	9.8%
Mortgage banking, net	10,030	5,845	4,185	71.6%
Other, net	10,043	14,467	(4,424)	-30.6%
Nonint inc-excl sec gains (losses)	153,206	146,751	6,455	4.4%
Security gains (losses)	1,922	(3,644)	5,566	n/m
Total noninterest income	155,128	143,107	12,021	8.4%
Salaries and employee benefits	159,690	149,817	9,873	6.6%
Services and fees	36,659	34,003	2,656	7.8%
Net occupancy-premises	17,120	15,280	1,840	12.0%
Equipment expense	14,899	15,180	(281)	-1.9%
Other expense	32,112	28,996	3,116	10.7%
Total noninterest expense	260,480	243,276	17,204	7.1%
Income before income taxes	189,825	165,038	24,787	15.0%
Tax equivalent adjustment	8,668	8,307	361	4.3%
Income taxes	61,884	53,780	8,104	15.1%
Net income	$119,273	$102,951	$16,322	15.9%

Earnings per share
Basic	$2.11	$1.82	$0.29	15.9%

Diluted	$2.09	$1.81	$0.28	15.5%

Weighted average shares outstanding
Basic	56,632,257	56,609,494		0.0%

Diluted	57,097,330	56,742,730		0.6%

Period end shares outstanding	58,676,586	55,771,459		5.2%

Dividends per share	$0.8500	$0.8100		4.9%

n/m - not meaningful

	December 31,
NONPERFORMING ASSETS	2006	2005	$ Change	% Change
Nonaccrual loans	$36,399	$28,914	$7,485	25.9%
Restructured loans	-	-	-
Total nonperforming loans	36,399	28,914	7,485	25.9%
Other real estate	2,509	4,107	(1,598)	-38.9%
Total nonperforming assets	38,908	33,021	5,887	17.8%
Loans past due over 90 days
Included in loan portfolio	2,957	2,719	238	8.8%
Serviced GNMA loans eligible for repch	8,510	22,769	(14,259)	-62.6%
Total loans past due over 90 days	11,467	25,488	(14,021)	-55.0%
Total nonperforming assets plus past
due over 90 days	$50,375	$58,509	$(8,134)	-13.9%

	Quarter Ended December 31,
ALLOWANCE FOR LOAN LOSSES	2006	2005	$ Change	% Change
Beginning Balance	$75,539	$75,750	$(211)	-0.3%
Charge-offs	(5,064)	(4,659)	(405)	8.7%
Recoveries	2,532	2,411	121	5.0%
Provision for loan losses	(909)	3,189	(4,098)	n/m
Allowance of acquired bank	-	-	-	n/m
Ending Balance	$72,098	$76,691	$(4,593)	-6.0%

RATIOS
ROA	1.32%	1.33%
ROE	13.05%	14.89%
Return on average tangible equity	21.22%	19.56%
Equity generation rate	7.31%	8.50%
EOP equity/ EOP assets	10.08%	8.84%
Average equity/average assets	10.14%	9.10%
Interest margin - Yield - FTE	6.77%	6.09%
Interest margin - Cost - FTE	2.99%	2.18%
Net interest margin - FTE	3.78%	3.91%
Rate on interest-bearing liabilities	3.72%	2.72%
Efficiency ratio	59.71%	56.24%
Net charge offs/average loans	0.15%	0.15%
Provision for loan losses/average loans	-0.05%	0.21%
Nonperforming loans/total loans	0.56%	0.49%
Nonperforming assets/total loans	0.59%	0.56%
Nonperforming assets/total loans+ORE	0.59%	0.56%
ALL/nonperforming loans	198.08%	265.24%
ALL/total loans	1.10%	1.30%
Net loans/total assets	73.18%	69.33%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$32.71	$27.47
Market value of stock-High	$33.61	$29.83
Market value of stock-Low	$30.84	$24.00
Book value of stock	$15.19	$13.29
Tangible book value of stock	$9.68	$10.32
Tangible equity	$568,012	$575,392
Market/Book value of stock	215.34%	206.70%

OTHER DATA
EOP Employees - FTE	2,707	2,582

n/m - not meaningful

	Year-to-date December 31,
ALLOWANCE FOR LOAN LOSSES	2006	2005	$ Change	% Change
Beginning Balance	$76,691	$64,757	$11,934	18.4%
Charge-offs	(14,938)	(16,822)	1,884	-11.2%
Recoveries	10,966	9,215	1,751	19.0%
Provision for loan losses	(5,938)	19,541	(25,479)	n/m
Allowance of acquired bank	5,317	-	5,317	n/m
Ending Balance	$72,098	$76,691	$(4,593)	-6.0%

RATIOS
ROA	1.42%	1.25%
ROE	14.89%	13.86%
Return on average tangible equity	20.78%	18.24%
Equity generation rate	8.89%	7.59%
EOP equity/ EOP assets	10.08%	8.84%
Average equity/average assets	9.50%	9.16%
Interest margin - Yield - FTE	6.52%	5.72%
Interest margin - Cost - FTE	2.68%	1.88%
Net interest margin - FTE	3.84%	3.84%
Rate on interest-bearing liabilities	3.33%	2.30%
Efficiency ratio	59.08%	56.95%
Net charge offs/average loans	0.06%	0.13%
Provision for loan losses/average loans	-0.09%	0.34%
Nonperforming loans/total loans	0.56%	0.49%
Nonperforming assets/total loans	0.59%	0.56%
Nonperforming assets/total loans+ORE	0.59%	0.56%
ALL/nonperforming loans	198.08%	265.24%
ALL/total loans	1.10%	1.30%
Net loans/total assets	73.18%	69.33%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$32.71	$27.47
Market value of stock-High	$33.61	$31.15
Market value of stock-Low	$27.01	$24.00
Book value of stock	$15.19	$13.29
Tangible book value of stock	$9.68	$10.32
Tangible equity	$568,012	$575,392
Market/Book value of stock	215.34%	206.70%

n/m - not meaningful

	Quarter Ended
AVERAGE BALANCES	12/31/2006	9/30/2006	$ Change	% Change
Securities AFS-taxable	$787,354	$863,757	$(76,403)	-8.8%
Securities AFS-nontaxable	56,367	56,281	86	0.2%
Securities HTM-taxable	197,633	198,513	(880)	-0.4%
Securities HTM-nontaxable	93,549	94,509	(960)	-1.0%
Total securities	1,134,903	1,213,060	(78,157)	-6.4%
Loans	6,639,346	6,336,043	303,303	4.8%
Fed funds sold and rev repos	22,559	25,205	(2,646)	-10.5%
Total earning assets	7,796,808	7,574,308	222,500	2.9%
Allowance for loan losses	(75,336)	(73,836)	(1,500)	2.0%
Cash and due from banks	334,008	325,817	8,191	2.5%
Other assets	769,964	622,121	147,843	23.8%
Total assets	$8,825,444	$8,448,410	$377,034	4.5%

Interest-bearing demand deposits	$1,215,676	$1,039,355	$176,321	17.0%
Savings deposits	1,639,028	1,669,894	(30,866)	-1.8%
Time deposits less than $100,000	1,623,573	1,533,155	90,418	5.9%
Time deposits of $100,000 or more	993,324	880,505	112,819	12.8%
Total interest-bearing deposits	5,471,601	5,122,909	348,692	6.8%
Fed funds purchased and repos	402,057	432,486	(30,429)	-7.0%
Short-term borrowings	308,299	535,339	(227,040)	-42.4%
Long-term FHLB advances	-	-	-	n/m
Subordinated notes	10,259	-	10,259	n/m
Junior subordinated debt securities	70,104	32,631	37,473	n/m
Total interest-bearing liabilities	6,262,320	6,123,365	138,955	2.3%
Noninterest-bearing deposits	1,528,891	1,388,201	140,690	10.1%
Other liabilities	139,544	130,811	8,733	6.7%
Shareholders' equity	894,689	806,033	88,656	11.0%
Total liabilities and equity	$8,825,444	$8,448,410	$377,034	4.5%

n/m - not meaningful

PERIOD END BALANCES	12/31/2006	9/30/2006	$ Change	% Change
Securities available for sale	$792,291	$862,482	$(70,191)	-8.1%
Securities held to maturity	292,243	289,125	3,118	1.1%
Total securities	1,084,534	1,151,607	(67,073)	-5.8%
Loans held for sale	95,375	125,988	(30,613)	-24.3%
Loans	6,541,875	6,538,872	3,003	0.0%
Fed funds sold and rev repos	27,259	6,907	20,352	294.7%
Total earning assets	7,749,043	7,823,374	(74,331)	-1.0%
Allowance for loan losses	(72,098)	(75,539)	3,441	-4.6%
Cash and due from banks	392,083	348,397	43,686	12.5%
Mortgage servicing rights	69,272	66,526	2,746	4.1%
Goodwill	290,363	290,753	(390)	-0.1%
Identifiable intangible assets	32,960	36,503	(3,543)	-9.7%
Other assets	379,347	372,754	6,593	1.8%
Total assets	$8,840,970	$8,862,768	$(21,798)	-0.2%

Noninterest-bearing deposits	$1,574,769	$1,580,533	$(5,764)	-0.4%
Interest-bearing deposits	5,401,395	5,541,680	(140,285)	-2.5%
Total deposits	6,976,164	7,122,213	(146,049)	-2.1%
Fed funds purchased and repos	470,434	258,463	211,971	82.0%
Short-term borrowings	271,067	430,210	(159,143)	-37.0%
Subordinated notes	49,677	-	49,677	n/m
Junior subordinated debt securities	70,104	70,104	-	n/m
Other liabilities	112,189	100,244	11,945	11.9%
Total liabilities	7,949,635	7,981,234	(31,599)	-0.4%
Common stock	12,226	12,212	14	0.1%
Surplus	158,856	156,625	2,231	1.4%
Retained earnings	740,870	724,385	16,485	2.3%
Accum other comprehensive
loss, net of tax	(20,617)	(11,688)	(8,929)	76.4%
Total shareholders' equity	891,335	881,534	9,801	1.1%
Total liabilities and equity	$8,840,970	$8,862,768	$(21,798)	-0.2%

Total interest-bearing liabilities	$6,262,677	$6,300,457	$(37,780)	-0.6%

n/m - not meaningful

	Quarter Ended
INCOME STATEMENTS	12/31/2006	9/30/2006	$ Change	% Change
Interest and fees on loans-FTE	$119,900	$113,421	$6,479	5.7%
Interest on securities-taxable	9,950	10,710	(760)	-7.1%
Interest on securities-tax exempt-FTE	2,699	2,773	(74)	-2.7%
Interest on fed funds sold and rev repos	309	346	(37)	-10.7%
Other interest income	160	56	104	185.7%
Total interest income-FTE	133,018	127,306	5,712	4.5%
Interest on deposits	48,615	41,781	6,834	16.4%
Interest on fed funds pch and repos	4,528	4,896	(368)	-7.5%
Other interest expense	5,555	7,890	(2,335)	-29.6%
Total interest expense	58,698	54,567	4,131	7.6%
Net interest income-FTE	74,320	72,739	1,581	2.2%
Provision for loan losses	(909)	(81)	(828)	n/m
Net interest income after provision-FTE	75,229	72,820	2,409	3.3%
Service charges on deposit accounts	13,855	14,360	(505)	-3.5%
Insurance commissions	7,869	8,935	(1,066)	-11.9%
Wealth management	5,937	5,770	167	2.9%
General banking - other	6,534	5,668	866	15.3%
Mortgage banking, net	2,549	1,131	1,418	125.4%
Other, net	2,216	3,559	(1,343)	-37.7%
Nonint inc-excl sec gains	38,960	39,423	(463)	-1.2%
Security gains	27	645	(618)	-95.8%
Total noninterest income	38,987	40,068	(1,081)	-2.7%
Salaries and employee benefits	40,515	40,231	284	0.7%
Services and fees	9,676	9,240	436	4.7%
Net occupancy-premises	4,687	4,479	208	4.6%
Equipment expense	3,936	3,731	205	5.5%
Other expense	8,577	8,144	433	5.3%
Total noninterest expense	67,391	65,825	1,566	2.4%
Income before income taxes	46,825	47,063	(238)	-0.5%
Tax equivalent adjustment	2,238	2,109	129	6.1%
Income taxes	15,168	15,193	(25)	-0.2%
Net income	$29,419	$29,761	$(342)	-1.1%

Earnings per share
Basic	$0.50	$0.53	$(0.03)	-5.7%

Diluted	$0.50	$0.52	$(0.02)	-3.8%

Weighted average shares outstanding
Basic	58,644,851	56,590,964		3.6%

Diluted	59,062,050	56,830,753		3.9%

Period end shares outstanding	58,676,586	58,611,242		0.1%

Dividends per share	$0.2200	$0.2100		4.8%

n/m - not meaningful

	Quarter Ended
NONPERFORMING ASSETS	12/31/2006	9/30/2006	$ Change	% Change
Nonaccrual loans	$36,399	$27,758	$8,641	31.1%
Restructured loans	-	-	-
Total nonperforming loans	36,399	27,758	8,641	31.1%
Other real estate	2,509	3,284	(775)	-23.6%
Total nonperforming assets	38,908	31,042	7,866	25.3%
Loans past due over 90 days
Included in Loan Portfolio	2,957	3,721	(764)	-20.5%
Serviced GNMA loans eligible for repch	8,510	12,783	(4,273)	-33.4%
Total loans past due over 90 days	11,467	16,504	(5,037)	-30.5%
Total nonperforming assets plus past
due over 90 days	$50,375	$47,546	$2,829	6.0%

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES	12/31/2006	9/30/2006	$ Change	% Change
Beginning Balance	$75,539	$71,846	$3,693	5.1%
Charge-offs	(5,064)	(4,056)	(1,008)	24.9%
Recoveries	2,532	2,513	19	0.8%
Provision for loan losses	(909)	(81)	(828)	n/m
Allowance of acquired bank	-	5,317	(5,317)	n/m
Ending Balance	$72,098	$75,539	$(3,441)	-4.6%

RATIOS
ROA	1.32%	1.39%
ROE	13.05%	14.65%
Return on average tangible equity	21.22%	20.51%
Equity generation rate	7.31%	8.59%
EOP equity/ EOP assets	10.08%	10.03%
Average equity/average assets	10.14%	9.79%
Interest margin - Yield - FTE	6.77%	6.67%
Interest margin - Cost - FTE	2.99%	2.86%
Net interest margin - FTE	3.78%	3.81%
Rate on interest-bearing liabilities	3.72%	3.54%
Efficiency ratio	59.71%	58.70%
Net charge offs/average loans	0.15%	0.10%
Provision for loan losses/average loans	-0.05%	-0.01%
Nonperforming loans/total loans	0.56%	0.42%
Nonperforming assets/total loans	0.59%	0.47%
Nonperforming assets/total loans+ORE	0.59%	0.47%
ALL/nonperforming loans	198.08%	272.13%
ALL/total loans	1.10%	1.16%
Net loans/total assets	73.18%	72.87%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$32.71	$31.43
Market value of stock-High	$33.61	$32.78
Market value of stock-Low	$30.84	$28.31
Book value of stock	$15.19	$15.18
Tangible book value of stock	$9.68	$9.46
Tangible equity	$568,012	$554,278
Market/Book value of stock	215.34%	207.05%

OTHER DATA
EOP Employees - FTE	2,707	2,674

n/m - not meaningful

Note 1 - Financial Performance Non-GAAP

Management is presenting in the following table adjustments to net income as reported in accordance with generally accepted accounting principles for significant items resulting from Hurricane Katrina and the sale of the Merchant Service Portfolio. Management believes this information will help users compare Trustmark’s current results to prior periods.

Financial Performance
Net Income Adjusted for Specific Items (Non-GAAP)

	Quarter Ended
	12/31/2006		9/30/2006		12/31/2005
	$	Basic EPS	$	Basic EPS	$	Basic EPS

Net Income as reported--GAAP	$29,419	$0.502	$29,761	$0.526	$27,743	$0.497

Adjustments (net of taxes):
Less Hurricane Katrina reserves released
Provision for loan losses	(871)	(0.015)	(874)	(0.015)	-	-
Mortgage related charges	(258)	(0.004)	(14)	(0.001)	627	0.011
Noninterest income - lost revenues	-	-	-	-	810	0.015
	(1,129)	(0.019)	(888)	(0.016)	1,437	0.026

Net Income adjusted for specific items (Non-GAAP)	$28,290	$0.483	$28,873	$0.510	$29,180	$0.523

	Year-to-date
	12/31/2006		12/31/2005
	$	Basic EPS	$	Basic EPS

Net Income as reported--GAAP	$119,273	$2.106	$102,951	$1.819

Adjustments (net of taxes):
Less Hurricane Katrina reserves released
Provision for loan losses	(4,736)	(0.083)	6,054	0.107
Mortgage related charges	(952)	(0.017)	2,047	0.036
Noninterest income - lost revenues	-	-	1,649	0.029
Noninterest expense - additional expenses	-	-	333	0.006
	(5,688)	(0.100)	10,083	0.178

Subtract sale of Merchant Service Portfolio	-	-	(3,551)	(0.063)

Net Income adjusted for specific items (Non-GAAP)	$113,585	$2.006	$109,483	$1.934

On August 29, 2005, Hurricane Katrina struck the Mississippi Gulf Coast and Central and Eastern Mississippi causing significant damages. Immediately following the storm, Trustmark initiated a process to assess the storm’s impact on its customers and on Trustmark’s consolidated financial statements. In accordance with Statement of Financial Accounting Standards (SFAS) No. 5, “Accounting for Contingencies," Trustmark determined, through reasonable estimates, that specific losses were probable and initially increased its allowance for loan losses by $9.8 million and established other accruals for losses totaling $2.1 million, on a pre-tax basis.

Trustmark continually reevaluates its estimates for probable losses resulting from Hurricane Katrina. As a result, during 2006, Trustmark has released allowance for loan losses of $7.8 million and other accruals of $1.5 million on a pre-tax basis. At December 31, 2006, the allowance for loan losses included specific Katrina accruals totaling $2.0 million, comprised of $1.3 million for mortgage loans and $0.7 million for consumer loans. Management’s estimates, assumptions and judgments are based on information available as of the date of the consolidated financial statements; accordingly, as the information changes, actual results could differ from those estimates.

Note 2 - Business Combinations

On August 25, 2006, Trustmark completed its merger with Houston-based Republic Bancshares of Texas, Inc. (Republic) in a business combination accounted for by the purchase method of accounting. Trustmark purchased all the outstanding common and preferred shares of Republic for approximately $205.3 million. The purchase price includes approximately 3.3 million in common shares of Trustmark valued at $103.8 million, $100.0 million in cash and $1.5 million in acquisition-related costs. The purchase price allocations are preliminary and are subject to final determination and valuation of the fair value of assets acquired and liabilities assumed. At August 25, 2006, Republic had assets consisting of $21.1 million in cash and due from banks, $64.5 million in federal funds sold, $76.5 million in securities, $458.0 million in loans, $9.0 million in premises and equipment and $18.4 million in other assets as well as deposits of $593.3 million and borrowings and other liabilities of $13.3 million. These assets and liabilities have been recorded at fair value based on market conditions and risk characteristics at the acquisition date. Excess costs over tangible net assets acquired totaled $173.0 million, of which $19.3 million has been allocated to core deposits, $690 thousand to borrower relationships and $153.0 million to goodwill.

Note 3 - Loans and Allowance for Loan Losses

For the periods presented, loans consisted of the following:
	12/31/06	9/30/06	12/31/05
Real estate loans:
Construction and land development	$935,256	$903,399	$715,174
Secured by 1-4 family residential properties	1,842,886	1,865,395	1,901,196
Secured by nonfarm, nonresidential properties	1,314,602	1,310,191	1,061,669
Other	121,975	127,072	166,685
Loans to finance agricultural production	23,938	31,055	40,162
Commercial and industrial	1,106,460	1,115,452	861,167
Consumer	934,261	926,823	886,072
Obligations of states and political subdivisions	212,388	207,369	210,310
Other loans	50,109	52,116	51,004
Loans	6,541,875	6,538,872	5,893,439
Less Allowance for loan losses	72,098	75,539	76,691
Net Loans	$6,469,777	$6,463,333	$5,816,748

The allowance for loan losses is maintained at a level believed adequate by management, based on estimated probable losses within the existing loan portfolio. Trustmark’s allowance for loan loss methodology is based on guidance provided in SEC Staff Accounting Bulletin No. 102, “Selected Loan Loss Allowance Methodology and Documentation Issues,” as well as other regulatory guidance. Accordingly, Trustmark’s methodology is based on historical loss experience by type of loan and internal risk ratings, homogeneous risk pools, and specific loss allocations, with adjustments considering current economic events and conditions. The provision for loan losses reflects loan quality trends, including the levels of and trends related to nonaccrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries and other factors. Trustmark implemented specific changes to its allowance for loan loss methodology as a result of the Interagency Policy Statement on the Allowance for Loan and Lease Losses published by the governmental regulating agencies for financial services companies on December 13, 2006.

Note 4 - Mortgage Banking

For the periods presented, the carrying amount of mortgage servicing rights are as follows:

	12/31/06	9/30/06	12/31/05
Mortgage Servicing Rights	$69,272	$66,526	$62,425
Valuation Allowance	-	-	(4,001)
Mortgage Servicing Rights, net	$69,272	$66,526	$58,424

On March 17, 2006, the Financial Accounting Standard Board (FASB) released SFAS No. 156, “Accounting for Servicing Financial Assets, an amendment of SFAS No. 140.” This statement amends SFAS No. 140 to require that all separately recognized servicing assets and liabilities be initially measured at fair value, if practical. The effective date of this statement is as of the beginning of its first fiscal year that begins after September 15, 2006, however early adoption is permitted as of the beginning of any fiscal year, provided the entity has not issued financial statements for the interim period. The initial recognition and measurement of servicing assets and servicing liabilities are required to be applied prospectively to transactions occurring after the effective date.

Trustmark elected to early adopt SFAS No. 156 in the first quarter of 2006 and has recorded its Mortgage Servicing Rights (MSR) and derivative financial instruments utilized to mitigate risk inherent in the MSR at fair value. This election, effective January 1, 2006, increased MSR by $1.4 million while also increasing retained earnings by $0.8 million, net of taxes.

In the first quarter of 2006, Trustmark began utilizing derivative instruments to offset changes in the fair value of MSR attributable to changes in interest rates. Changes in the fair value of the derivative instrument are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of MSR, as shown in the table below. MSR fair values represent the effect of present value decay and the effect of changes in interest rates. Ineffectiveness of hedging MSR fair value is measured by comparing total hedge cost to the fair value of the MSR asset attributable to interest rate changes.

Prior to January 1, 2006, Trustmark purchased servicing rights were capitalized at cost. For loans originated and sold where the servicing rights had been retained, Trustmark allocated the cost of the loan and servicing right based on their relative fair values. MSR were amortized over the estimated period of the related net servicing income. MSR were evaluated quarterly for impairment and recorded as a valuation allowance. Impairment occurred when the estimated fair value of the MSR fell below its carrying value.

The following table illustrates the components of mortgage banking, net included in noninterest income in the accompanying income statements:

	Quarter Ended			Year-to-date
	12/31/06	9/30/06	12/31/05	12/31/06	12/31/05
Mortgage servicing income, net	$3,395	$3,279	$3,157	$13,248	$12,411
Change in fair value-MSR from market changes	1,008	(3,901)	-	3,122	-
Change in fair value-MSR from runoff	(2,204)	(3,202)	-	(9,858)	-
Change in fair value of derivatives	(1,411)	3,551	-	(2,298)	-
Amortization of MSR	-	-	(2,475)	-	(10,465)
Recovery of MSR impairment	-	-	405	-	2,043
Gain on sale of loans	1,794	1,057	574	5,505	1,218
Other, net	(33)	347	289	311	638
Mortgage banking, net	$2,549	$1,131	$1,950	$10,030	$5,845

Note 5 - Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended			Year-to-date
	12/31/06	9/30/06	12/31/05	12/31/06	12/31/05
Securities - Taxable	4.01%	4.00%	4.26%	4.02%	3.88%
Securities - Nontaxable	7.14%	7.30%	7.33%	7.30%	7.42%
Securities - Total	4.42%	4.41%	4.60%	4.42%	4.22%
Loans	7.16%	7.10%	6.45%	6.93%	6.15%
FF Sold & Rev Repo	5.43%	5.45%	4.08%	5.10%	3.17%
Total Earning Assets	6.77%	6.67%	6.09%	6.52%	5.72%

Interest-bearing Deposits	3.53%	3.24%	2.28%	3.05%	1.89%
FF Pch & Repo	4.47%	4.49%	3.58%	4.29%	2.86%
Borrowings	5.67%	5.51%	4.44%	5.09%	3.63%
Total Interest-bearing Liabilities	3.72%	3.54%	2.72%	3.33%	2.30%

Net interest margin	3.78%	3.81%	3.91%	3.84%	3.84%

Note 6 - Issuance of Trust Preferred Securities and Subordinated Debt Securities

On December 13, 2006, Trustmark National Bank (TNB) issued $50.0 million aggregate principal amount of Subordinated Notes due December 15, 2016. The Notes bear interest at the rate of 5.673% per annum from December 13, 2006 until the principal of the Notes has been paid in full. Interest on the Notes is payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2007, and on the Date of Maturity. The Notes are unsecured and subordinate and junior in right of payment to TNB’s obligations to its depositors, its obligations under bankers’ acceptances and letters of credit, its obligations to any Federal Reserve Bank or the FDIC and its obligations to its other creditors, and to any rights acquired by the FDIC as a result of loans made by the FDIC to TNB. The Notes, which are not redeemable prior to maturity, qualify as Tier 2 capital for both TNB and Trustmark. Proceeds from the sale of the Notes were used for general corporate purposes.

On August 18, 2006, Trustmark completed a private placement of $60.0 million of trust preferred securities through a newly formed Delaware trust affiliate, Trustmark Preferred Capital Trust I (the Trust). The trust preferred securities mature September 30, 2036, are redeemable at Trustmark’s option beginning after five years, and bear interest at a variable rate per annum equal to the three-month LIBOR plus 1.72%. Under applicable regulatory guidelines, these trust preferred securities qualify as Tier 1 capital.

The proceeds from the sale of the trust preferred securities were used by the Trust to purchase $61.856 million in aggregate principal amount of Trustmark’s junior subordinated debentures. The net proceeds to Trustmark from the sale of the notes to the Trust were used to assist in financing its merger with Republic Bancshares of Texas, Inc.

The debentures were issued pursuant to a Junior Subordinated Indenture, dated August 18, 2006 between Trustmark, as issuer, and Wilmington Trust Company, as trustee. Like the trust preferred securities, the debentures bear interest at a variable rate per annum equal to the three-month LIBOR plus 1.72% and mature on September 30, 2036. The debentures may be redeemed at Trustmark’s option at anytime on or after September 30, 2011 or at anytime upon certain events, such as a change in the regulatory capital treatment of the debentures, the Trust being deemed an investment company or the occurrence of certain adverse tax events.

In addition, pursuant to the acquisition of Republic Bancshares of Texas, Inc. on August 25, 2006, Trustmark assumed the liability for $8.248 million in junior subordinated debt securities issued to Republic Bancshares Capital Trust I (Republic Trust), also a Delaware trust. Republic Trust used the proceeds from the issuance of $8.0 million in trust preferred securities to acquire the junior subordinated debt securities. Both the trust preferred securities and the junior subordinated debt securities mature on January 7, 2033, and are callable at the option of Trustmark, in whole or in part, on January 7, 2008. Both the trust preferred securities and junior subordinated debt securities bear interest at a variable rate per annum equal to the three-month LIBOR plus 3.35%.

Note 7 - Recent Pronouncements

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” This statement requires the recognition of the overfunded or underfunded status of an employer’s defined benefit postretirement plan as an asset or liability in its balance sheet and to recognize changes in that funded status in other comprehensive income in the year in which the changes occur. At December 31, 2006, Trustmark adopted this statement and has recognized an additional liability of $4.5 million on its balance sheet representing the difference in its plan’s assets and benefit obligation with a charge to other comprehensive income, net of tax, of $10.8 million.

Also in September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB No. 108), which addresses the diversity in practice in quantifying financial misstatements and provides interpretative guidance regarding the consideration given to prior year misstatements when determining materiality in current year financial statements. SAB No. 108 permits adjustments for the cumulative effect of misstatements related to prior years, previously deemed to be immaterial, in the carrying amount of assets and liabilities as of the beginning of the current fiscal year, with an offsetting adjustment to beginning retained earnings in the year of adoption. In the fourth quarter of 2006, Trustmark adopted the provisions of SAB No. 108 and recorded an $8.4 million cumulative reduction to its 2006 beginning balance of retained earnings related to adjustments made to the carrying values of core deposit intangibles and other liabilities.

Note 8 - Basis of Presentation

Certain reclassifications have been made to prior period amounts to conform with current period presentation and the adoption of SAB No. 108 discussed in Note 7 above.